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                                   EXHIBIT 11

              Statement Regarding Computation of Earnings Per Share
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
                                                                          Three Months
                                                                          Ended 9/30/97
                                                                          -------------
Net Earnings                                                              $   246,824
                                                                          ===========

Primary earnings per share:
     Weighted average shares outstanding                                      425,540

     Less unearned employee stock ownership plan shares                       (18,019)

     Average option shares granted                                             37,021

     Less assumed purchase of shares using treasury method                    (21,480)
                                                                             =========

Common and common equivalent shares outstanding                               423,062
                                                                             ========

Earnings per common share - primary                                       $      0.58
                                                                          ===========

Fully - diluted earnings per share:
     Weighted average shares outstanding                                      425,540

     Less unearned employee stock ownership plan shares                       (18,019)

     Average option shares granted                                             37,021

     Less assumed purchase of shares using treasury method                    (20,520)
                                                                              ========

Common and common equivalent shares outstanding                               424,022
                                                                              =======

Earnings per common share - fully diluted                                 $      0.58
                                                                          ===========
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